SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                  ____________________________


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934
                          ________________

        Date of Report (Date of earliest event reported):
                          October 9, 1995

                          ALPHARMA INC.

     (Exact name of registrant as specified in its charter)

     Delaware             1-8593             22-2095212
     ________             ______             __________
     (State or other      (Commission        (IRS Employer
     jurisdiction of      File Number)       Identification
     incorporation)                          No.)


         One Executive Drive, Fort Lee, New Jersey 07024
       ___________________________________________________
       (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code
                         (201) 947-7774


                        A.L. Pharma Inc.
        ________________________________________________
        (Former name or former address, if changed since
                          last report)

Item 5.   Other Events

      On October 9, 1995, the registrant issued the Press Release attached as an Exhibit to this report.

Item 7.   Financial Statements and Exhibits

(c)  Exhibits

28.  Press Release Dated October 9, 1995



                            SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ALPHARMA INC.
                         _________________
                            Registrant




                         By:  /s/ Jeffrey E. Smith
                              ___________________________
                              Jeffrey E. Smith
                              Vice President, Finance and
                              Chief Financial Officer




Dated:   October 16, 1995

             ALPHARMA LISTS WARRANTS  FOR TRADING ON

                     NEW YORK STOCK EXCHANGE

      Fort  Lee,  NJ,  October 9, 1995 - ALPHARMA INC. (NYSE:ALO)

announced   that   effective   today,   Warrants   to    purchase

approximately 2.45 million shares of the Company's Class A Common

Stock  have  been  listed  for trading  on  the  New  York  Stock

Exchange.    The Warrants have an exercise price of  $2l.945  and

are  exercisable at any time prior to their expiration on January

3,  1999.  On Friday, October 6, 1995,  the closing price of  the

Company's common stock on the NYSE was $23.00.

      These  Warrants  were  issued to the  shareholders  of  the

Norwegian pharmaceutical company, Apothekernes Laboratorium  A.S,

in  October 1994 as part of the consideration paid by ALPHARMA in

connection  with  the  transaction  which  combined   the   human

pharmaceutical  animal health businesses  of  that  company  with

ALPHARMA.   The closing price of the Company's common  stock

  at   the   October  3, 1994  issuance  of  the   Warrants   was

$17.13.     Warrants  to purchase a total of 3.6  million  shares

were  issued  at that time.  However, by agreement,  Warrants  to purchase  2.45 million shares are being listed for  trading  now,

with  the balance of the Warrants to purchase approximately  1.15 million shares to be listed for trading  in October 1997.

      The Company currently has 21.6 million shares of its common

stock  outstanding.   If all the Warrants  issued  are  exercised

before their January 1999 expiration date, 3.6 million additional shares  will  be  issued  with  ALPHARMA  receiving  proceeds  of approximately $79 million.

       ALPHARMA   is   a  multinational  pharmaceutical   company

developing,  manufacturing and marketing  specialty  generic  and proprietary  human  pharmaceutical and  animal  health  products.

ALPHARMA  is  the  largest manufacturer  of  generic  liquid  and topical  pharmaceuticals  in the U.S.,  has  an  established  and growing market position in finished pharmaceuticals in Europe and the  Far  East,  is  a basic manufacturer of important  specialty antibiotics, and is recognized worldwide as a leading provider of animal  health  feed  additives for poultry  and  livestock,  and vaccines for farmed fish.